UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2005

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Director

The board of directors of SAFLINK Corporation, upon the recommendation of the board’s nominating and corporate governance committee, voted to elect Trevor Neilson as a new director, effective as of August 10, 2005, to serve until the 2006 annual meeting of the stockholders of SAFLINK and until his successor is elected and qualified.

Mr. Neilson currently serves as executive director of the Global Business Coalition on HIV/AIDS (GBC), a coalition of 200 international companies from over 50 countries that have interests related to global health, biotechnology, life sciences, and corporate social responsibility. The GBC was initially funded by Bill Gates, George Soros and Ted Turner. Under Mr. Neilson’s leadership the GBC has implemented a complex set of international programs related to business investment in emerging markets, government relations and international diplomacy.

Mr. Neilson has recruited more than 100 major corporations to join the GBC and provide financial support on an annual basis. Prior to working for the GBC, Mr. Neilson served in the press and travel offices of the Clinton White House. Mr. Neilson worked directly with President Clinton and traveled with him extensively as a trip director. Additionally, Mr. Neilson served as director of public affairs for the Bill & Melinda Gates Foundation. In this role, Mr. Neilson managed all government affairs, public policy and communications for the foundation dealing extensively with members of Congress and the White House. He also worked directly for Bill and Melinda Gates on a variety of personal projects including corporate governance, investments, property acquisitions, and political involvement.

In accordance with SAFLINK’s compensation policy for non-employee directors, SAFLINK granted a non-statutory option to purchase 40,000 shares of its common stock under SAFLINK’s 2000 stock incentive plan to Mr. Neilson. The option has an exercise price of $1.31 per share, which represents the last sale price per share of SAFLINK’s common stock as reported on the Nasdaq SmallCap Market on August 9, 2005, the last trading day prior to the date of grant. The option has a ten-year term and becomes exercisable in twelve equal monthly installments following the date of grant if Mr. Neilson is still serving as a director at such time. The option would become immediately exercisable in the event of a change in control of SAFLINK and is exercisable for a period of twelve months following termination of service.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 11, 2005, announcing election of Trevor Neilson as a member of the board of directors of SAFLINK Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: August 11, 2005	By:	/s/ Jon C. Engman
	Name:	Jon C. Engman
	Title:	Chief Financial Officer

3